EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Contact: Michael Siemens President A4S Security (970) 461-0071

A4S Security Announces Development of Digital Video Facility Surveillance Solution Using Sony® AIT-3 Platform

Loveland, CO (PRWEB) September 20, 2005—In connection with today’s announcement by Sony Corporation (NYSE: SNE) of the collaboration between A4S Security, Inc. (NASDAQ: SC and ArcaEx: SWAT) and Sony Corporation (see attached Sony press release), A4S is pleased to announce the development of the ShiftWatch® Facility Surveillance (FS) Video System solution for high security applications using Sony’s AIT-3 platform. The product joins A4S’s line of ShiftWatch Digital Surveillance solutions which includes mobile systems for transportation and law enforcement.

        The FS video surveillance solution provides Zero Downtime Recording™ using broadcast-quality video with four and a half times the resolution of other digital systems, making it superior to other digital or analog security systems on the market today.

        The FS system provides a true 24/7 recording of over 240 hours of continuous broadcast-quality video on Sony AIT-3 digital tape with no manual intervention. A4S chose Sony’s Advanced Intelligent Tape™ (AIT) platform as the removable digital tape storage technology because it provides high capacity storage for data security and archiving, high speed file location and file access, backward read and write compatibility and write once, read many (WORM) functionality.

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Facility Surveillance with AIT Platform

        “The extraordinary reliability and high capacity storage of Sony’s AIT platform, combined with the ShiftWatch full-motion, high-resolution, multi-angle/multi-camera video, provide unprecedented security for the facility surveillance market,” said Tom Marinelli, CEO of A4S Security.

        “We are excited that A4S is using Sony’s AIT tape platform in its ShiftWatch products. AIT technology, with its ease of use, high capacity and flexibility attributes, provides the investment protection needed in today’s high security facilities,” said Alan Sund, general manager for tape storage solutions in Sony Electronics’ Component and Business Solutions Division.

        “Our collaboration with Sony is a significant step in advancing our digital video surveillance technology to meet the storage capacity and reliability needs required for video surveillance in high profile facilities,” said Michael Siemens, president of A4S Security.

        The ShiftWatch Facility Surveillance Video System is expected to be released in the fourth quarter of this year.

        Editor’s Note: For additional information about A4S Security and ShiftWatch (NASDAQ: SC and ArcaEx: SWAT) solutions, call 1-888-825-0247 or visit www.shiftwatch.com. For more information regarding Sony AIT tape technology, readers can call 1-866-335-SONY.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company’s products, technological developments and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company’s recent filings with the SEC.

SONY AND A4S SECURITY JOIN FORCES
TO PROVIDE ROBUST DIGITAL VIDEO SURVEILLANCE SOLUTION

Solution Combines ShiftWatch Digital Recording System with Sony AIT Tape Drives

SAN JOSE, Calif., Sept. 20, 2005 — Sony Electronics and A4S Security, Inc. have teamed together to develop a powerful mobile video surveillance solution that addresses demanding security requirements for transportation, law enforcement and high security stationary surveillance markets.

        The solution centers on ShiftWatch®, a state-of-the-art audio and video surveillance system manufactured by A4S Security. ShiftWatch recording systems use industrial components designed to withstand harsh operating environments often found in security applications.

        The system can record up to broadcast-quality video from up to 16 cameras attached to a single recording device. In addition to traditional video, the system also records audio and GPS information to authenticate the exact time, date and location of events, providing the ultimate solution for surveillance applications. Video is recorded to standards-based video formats that can be played back on any standard PC, which provides flexibility and interoperability when managing or reconstructing incidents.

        While virtually all solutions currently available in the mobile digital video surveillance market are disk-based, A4S Security uses both hard disk and removable digital tape storage to provide critical backup support and an economic advantage. The company has developed a patent-pending method of archiving large video files to removable digital tape that are consistent with broadcast quality MPEG-2 DVD.

        A4S Security has chosen Sony’s innovative Advanced Intelligent Tape™ (AIT) platform as the removable digital tape storage technology used within ShiftWatch solutions because it provides ease of use and flexibility, minimal downtime and multi-partitioning. AIT technology is also an economical solution with a low cost-per-gigabyte, while delivering superior performance, density and reliability.

        “Sony AIT drives provide the small form-factor, high capacity and reliability attributes needed for demanding security applications at a reasonable cost. A4S Security is leveraging these features to enhance value and efficiency within their ShiftWatch line,” said Alan Sund, general manager for tape storage solutions in Sony Electronics’ Component and Business Solutions Division. “AIT drives have been tested and tightly integrated to work with the modular ShiftWatch hardware and software package for easy installation and maintenance.”

        “A4S Security is pleased to be utilizing Sony’s AIT tape technology in our ShiftWatch solution. For the first time, customers can now buy a full motion, high-resolution video surveillance system with a highly reliable, removable storage solution to manage their mission-critical needs,” said Tom Marinelli, CEO of A4S Security. “We believe the need for advanced surveillance systems is a national concern and vendors must step up to meet the challenge.”

        Sony AIT drives are based on a number of Sony technology advancements, including helical-scan recording, the highly durable Advanced Metal Evaporated (AME) media formulation and the performance enhancing Memory-In-Cassette chip. The AIT product line features a range of capacities and performance solutions up to 200GB native storage capacity and sustained native transfer rates of up to 24MB/second.

        “Video surveillance and security are spurring demand for increased data storage capacities,” said Robert Amatruda, research manager at IDC. “Sony’s AIT tape drives, having a small form-factor and high capacities, are well suited for video archival and capture.”

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Editor’s Note: For additional press information and digital images, please visit Sony Electronics’ news and information web site at www.sony.com/news. For more detailed Sony tape storage product information, your readers can visit www.storagebysony.com or www.mediabysony.com. For more information regarding Sony AIT tape technology, readers can call 1-866-335-SONY. For additional information about A4S Security and ShiftWatch (NASDAQ: SC and ArcaEx: SWAT) solutions, call 1-888-825-0247 or visit www.shiftwatch.com.